CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" for the Neuberger Berman Government Money Fund and Lehman Brothers National Municipal Money Fund (two of the series constituting Lehman Brothers Income Funds), in the Neuberger Berman Government Money Fund Investor Class Shares Prospectus and Lehman Brothers National Municipal Money Fund Reserve Class Shares Prospectus, and "Independent Registered Public Accounting Firms" and "Financial Statements" in the Lehman Brothers Income Funds' Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 66 to the Registration Statement (Form N-1A, No. 811-03802) of our report dated May 14, 2008, on the financial statements and financial highlights of Neuberger Berman Government Money Fund and Lehman Brothers National Municipal Money Fund, included in the March 31, 2008 Annual Report to Shareholders of Lehman Brothers Income Funds, and to the incorporation by reference of our reports dated May 14, 2008 on the financial statements and financial highlights of Government Master Series, and Municipal Master Series (two of the series constituting Institutional Liquidity Trust), included in the March 31, 2008 Annual Report to Shareholders of Lehman Brothers Income Funds, and to the incorporation by reference of our reports dated December 14, 2007 on the financial statement and financial highlights of Lehman Brothers National Municipal Money Fund and Municipal Master Series, included in the October 31, 2007 Annual Report to Shareholders of Lehman Brothers Income Funds.


                                        /s/ Ernst & Young LLP
                                        -------------------------




Boston, Massachusetts
July 28, 2008